                    POWER OF ATTORNEY / CONFORMING STATEMENT

      This Statement confirms that the undersigned, has authorized and designated Melanie J. Dressel, Cathleen Dent, Kumi Baruffi and Marita Robbins,
each with the full power to act alone, to execute and file on the undersigned's behalf, all Form's 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U. S. Securities and Exchange
Commission as a result of the undersigned's ownership of or transactions in securities of Columbia Banking System, Inc.  The authority of Melanie J.
Dressel, Cathleen Dent, Kumi Baruffi and Marita Robbins under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his/her ownership of or transactions in securities of
Columbia Banking System, Inc., unless earlier revoked in writing.  The undersigned acknowledges that none of Columbia Banking System, Inc., Melanie J.
Dressel, Cathleen Dent, Kumi Baruffi or Marita Robbins is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities and
Exchange Act of 1934.

                                     Signature: /s/ Craig D. Eerkes
                                               -----------------------------
                                                Craig D. Eerkes